Exhibit 99.1

Pitney Bowes Announces Third Quarter 2020 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--October 30, 2020--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and financial services, today announced its financial results for the third quarter 2020.

“We grew revenue 13 percent in the third quarter, which is the strongest organic revenue growth rate we have achieved in well over a decade,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “I am extremely proud of what the team has accomplished, especially during these challenging times.

“Several years ago, we implemented a strategy to shift our portfolio to the growth areas of the market,” Lautenbach continued. “The investments we have made are paying off especially with our shipping-related revenues, which comprise half of our overall revenue. Although uncertainties remain given the Covid-19 pandemic, we are pleased with the momentum in our businesses and believe we are well positioned to capitalize on the market opportunities ahead of us.”

Third Quarter - Financial Overview:

  Revenue of $892 million, growth of 13 percent
  GAAP EPS of $0.07; Adjusted EPS of $0.08
  GAAP cash from operations of $104 million; free cash flow of $85 million

Third Quarter - Other Highlights:

  The Company repaid the $100 million drawn against the revolving credit facility.
  The Company ended the third quarter with $820 million in cash and short-term investments.
  Shipping-related revenues represented 50 percent of total revenue.
  Global Ecommerce revenue exceeded $400 million for the first time, representing 47 percent growth.
  Global Ecommerce Domestic Parcel volumes more than doubled from prior year.
  Presort Services productivity measures resulted in 115,000 fewer labor hours to sort nearly 4.1 billion pieces.
  SendTech shipping revenue was $32 million and grew at a double-digit rate.
  SendTech shipped nearly 12,000 units of the SendPro Mailstation since launching in April.

Third Quarter Results

Revenue totaled $892 million, which was growth of 13 percent over prior year.

GAAP earnings per share were $0.07 and adjusted earnings per share were $0.08.

GAAP cash from operations was $104 million and free cash flow was $85 million. Free cash flow increased over prior year largely due to changes in working capital, particularly around timing of accounts receivable, which was partly offset by lower net income.

During the quarter, the Company repaid the $100 million drawn against the revolving credit facility, invested $21 million in capital expenditures, paid $9 million in dividends and made $5 million in restructuring payments.

On a year-to-date basis, GAAP cash from operations is $191 million and free cash flow is $186 million.

Earnings per share results for the third quarter are summarized in the table below:

	Third Quarter*
	2020	2019
GAAP EPS	$0.07	($0.02)
Discontinued operations	-	0.05
GAAP EPS from continuing operations	$0.06	$0.03
Restructuring and asset impairments	0.02	0.20
Adjusted EPS	$0.08	$0.24

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

The Commerce Services group includes the Global Ecommerce and Presort Services segments. Global Ecommerce facilitates domestic retail and ecommerce shipping solutions, including fulfillment and returns, and global cross-border ecommerce transactions. Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

The Sending Technology Solutions segment offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

The sum of the segment results may not equal the totals due to rounding.

Commerce Services

	Third Quarter
($ millions)	2020	2019	B/(W) Reported	B/(W) Ex Currency
Revenue
Global Ecommerce	$410	$279	47%	47%
Presort Services	128	131	(3%)	(3%)
Commerce Services	$538	$410	31%	31%

EBITDA
Global Ecommerce	($3)	($4)	34%
Presort Services	23	25	(11%)
Commerce Services	$20	$21	(6%)

EBIT
Global Ecommerce	($20)	($22)	9%
Presort Services	14	18	(18%)
Commerce Services	($5)	($4)	(28%)

Global Ecommerce

Revenue increased driven by strong volume growth in Domestic Parcel, Digital Delivery and Cross Border Services. EBIT margin improved from prior year driven by increased volumes, partly offset by investments to support growth and gain share along with incremental costs associated with Covid-19.

Presort Services

Revenue improved from second quarter as the year-over-year volume declines moderated. Revenue declined from prior year due to lower Marketing Mail and First Class volumes processed. Marketing Mail Flats and Bound Printed Matter volumes continued to grow at a double-digit rate over prior year. EBIT and EBITDA margins improved slightly quarter-to-quarter. Compared to prior year, EBIT and EBITDA margins were impacted primarily by the lower revenue.

SendTech Solutions

	Third Quarter
($ millions)	2020	2019	B/(W) Reported	B/(W) Ex Currency
Revenue	$354	$380	(7%)	(7%)
EBITDA	$121	$141	(14%)
EBIT	$113	$131	(14%)

Revenue improved from second quarter as year-over-year declines moderated. Revenue declined from prior year largely driven by lower equipment sales, support services, supplies and financing. Business services revenues grew over prior year as clients increased their usage of shipping offerings and capabilities. EBIT and EBITDA margins declined from prior year primarily driven by the lower revenue performance.

2020 Guidance

Given the continued level of uncertainty around the depth and duration of Covid-19, the Company will not provide guidance which is consistent with prior quarters.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. While these are actual Company income or expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue can be found in the attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the severity, magnitude and duration of the Covid-19 pandemic (Covid-19), including governments' responses to Covid-19, its continuing impact on our operations, employees, the availability and cost of labor, global supply chain and demand across our and our clients' businesses as well as any deterioration or instability in global macroeconomic conditions. Other factors, which could cause future financial performance to differ materially from the expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations, or the financial health of posts in the U.S. or other major markets or the loss of, or significant changes to, our contractual relationship with the United States Postal Service (USPS); our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Commerce Services group; changes in political conditions and their potential impacts on the operations of the USPS and broader mailing and shipping industry; the loss of some of our larger clients in our Commerce Services group; expenses and potential impacts resulting from a breach of security, including cyber-attacks or other comparable events; changes in labor conditions and transportation costs; our success at managing customer credit risk; third-party suppliers' ability to provide products and services required by us and our clients; capital market disruptions or credit rating downgrades that adversely impact our ability to access capital markets at reasonable costs; and other factors as more fully outlined in the Company's 2019 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months and nine months ended September 30, 2020 and 2019, and consolidated balance sheets at September 30, 2020 and December 31, 2019 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income (Loss)
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue:
Business services	$550,954	$419,101	$1,524,323	$1,243,609
Support services	117,519	126,274	353,320	382,578
Financing	86,218	90,577	260,758	280,039
Equipment sales	79,572	89,618	213,682	264,956
Supplies	39,635	44,818	118,117	142,261
Rentals	18,000	19,737	55,458	60,339
Total revenue	891,898	790,125	2,525,658	2,373,782

Costs and expenses:
Cost of business services	482,965	338,519	1,311,941	1,003,483
Cost of support services	37,647	41,086	114,132	123,453
Financing interest expense	11,626	11,026	36,054	33,433
Cost of equipment sales	59,766	59,859	165,045	182,094
Cost of supplies	10,132	12,225	30,751	37,533
Cost of rentals	6,055	5,090	18,455	23,223
Selling, general and administrative	238,618	254,092	720,882	757,228
Research and development	9,255	12,272	28,838	38,421
Restructuring charges	3,766	47,017	12,505	56,616
Goodwill impairment	-	-	198,169	-
Interest expense, net	27,175	28,704	79,504	84,325
Other components of net pension and postretirement (income), expense	(109)	(882)	126	(3,138)
Other (income) expense, net	(6,325)	667	9,787	18,350
Total costs and expenses	880,571	809,675	2,726,189	2,355,021

Income (loss) from continuing operations before taxes	11,327	(19,550)	(200,531)	18,761
Provision (benefit) for income taxes	554	(24,895)	7,540	(13,351)
Income (loss) from continuing operations	10,773	5,345	(208,071)	32,112
Income (loss) from discontinued operations, net of tax	616	(8,470)	7,648	(14,199)
Net income (loss)	$11,389	$(3,125)	$(200,423)	$17,913

Basic earnings (loss) per share (1):
Continuing operations	$0.06	$0.03	$(1.21)	$0.18
Discontinued operations	-	(0.05)	0.04	(0.08)
Net income (loss)	$0.07	$(0.02)	$(1.17)	$0.10

Diluted earnings (loss) per share (1):
Continuing operations	$0.06	$0.03	$(1.21)	$0.18
Discontinued operations	-	(0.05)	0.04	(0.08)
Net income (loss)	$0.07	$(0.02)	$(1.17)	$0.10

Weighted-average shares used in diluted earnings per share	174,704	171,201	171,388	179,096

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$799,177	$924,442
Short-term investments	21,185	115,879
Accounts and other receivables, net	348,565	373,471
Short-term finance receivables, net	559,148	629,643
Inventories	66,974	68,251
Current income taxes	11,477	5,565
Other current assets and prepayments	115,981	101,601
Assets of discontinued operations	-	17,229
Total current assets	1,922,507	2,236,081

Property, plant and equipment, net	367,466	376,177
Rental property and equipment, net	40,352	41,225
Long-term finance receivables, net	587,548	625,487
Goodwill	1,142,144	1,324,179
Intangible assets, net	167,493	190,640
Operating lease assets	213,490	200,752
Noncurrent income taxes	69,305	71,903
Other assets	533,726	400,456
Total assets	$5,044,031	$5,466,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$760,363	$793,690
Customer deposits at Pitney Bowes Bank	610,582	591,118
Current operating lease liabilities	38,007	36,060
Current portion of long-term debt	63,509	20,108
Advance billings	102,919	101,920
Current income taxes	2,527	17,083
Liabilities of discontinued operations	-	9,713
Total current liabilities	1,577,907	1,569,692

Long-term debt	2,531,712	2,719,614
Deferred taxes on income	279,526	274,435
Tax uncertainties and other income tax liabilities	40,642	38,834
Noncurrent operating lease liabilities	192,789	177,711
Other noncurrent liabilities	342,330	400,518
Total liabilities	4,964,906	5,180,804

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	67,512	98,748
Retained earnings	5,190,914	5,438,930
Accumulated other comprehensive loss	(813,572)	(840,143)
Treasury stock, at cost	(4,689,067)	(4,734,777)
Total stockholders' equity	79,125	286,096
Total liabilities and stockholders' equity	$5,044,031	$5,466,900

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2020	2019	% Change	2020	2019	% Change
REVENUE
Global Ecommerce	$409,981	$278,995	47%	$1,100,757	$827,568	33%
Presort Services	127,705	131,483	(3%)	386,552	394,468	(2%)
Commerce Services	537,686	410,478	31%	1,487,309	1,222,036	22%

Sending Technology Solutions	354,212	379,647	(7%)	1,038,349	1,151,746	(10%)
Total revenue - GAAP	891,898	790,125	13%	2,525,658	2,373,782	6%
Currency impact on revenue	(2,454)	-		2,514	-
Revenue, at constant currency	$889,444	$790,125	13%	$2,528,172	$2,373,782	7%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended September 30,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(19,757)	$16,824	$(2,933)	$(21,793)	$17,356	$(4,437)	9%	34%
Presort Services	14,481	8,031	22,512	17,687	7,667	25,354	(18%)	(11%)
Commerce Services	(5,276)	24,855	19,579	(4,106)	25,023	20,917	(28%)	(6%)

Sending Technology Solutions	112,599	7,955	120,554	130,954	9,579	140,533	(14%)	(14%)

Segment total	$107,323	$32,810	140,133	$126,848	$34,602	161,450	(15%)	(13%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(32,810)			(34,602)
Interest, net			(38,801)			(39,730)
Unallocated corporate expenses (2)			(53,429)			(58,277)
Restructuring charges and asset impairments			(3,766)			(47,017)
Loss on debt extinguishment			-			(667)
Transaction costs and other			-			(707)
(Provision) benefit for income taxes			(554)			24,895
Income from continuing operations			10,773			5,345
Income (loss) from discontinued operations, net of tax			616			(8,470)
Net income (loss)			$11,389			$(3,125)

	Nine months ended September 30,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(68,126)	$52,187	$(15,939)	$(51,969)	$50,697	$(1,272)	(31%)	>(100%)
Presort Services	42,758	23,662	66,420	48,215	21,675	69,890	(11%)	(5%)
Commerce Services	(25,368)	75,849	50,481	(3,754)	72,372	68,618	>(100%)	(26%)

Sending Technology Solutions	323,429	25,771	349,200	378,095	30,347	408,442	(14%)	(15%)

Segment Total	$298,061	$101,620	399,681	$374,341	$102,719	477,060	(20%)	(16%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(101,620)			(102,719)
Interest, net			(115,558)			(117,758)
Unallocated corporate expenses (2)			(146,640)			(160,283)
Restructuring charges and asset impairments			(12,505)			(56,616)
Goodwill impairment			(198,169)			-
Gain on sale of equity investment			11,908			-
Loss on debt extinguishment			(36,987)			(667)
Loss on dispositions and transaction costs			(641)			(20,256)
(Provision) benefit for income taxes			(7,540)			13,351
(Loss) income from continuing operations			(208,071)			32,112
Income (loss) from discontinued operations, net of tax			7,648			(14,199)
Net (loss) income			$(200,423)			$17,913

(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(2) Includes corporate depreciation and amortization expense of $5,806 and $5,935 for the three months ended September 30, 2020 and 2019, respectively and $18,783 and $15,795 for the nine months ended September 30, 2020 and 2019, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Reconciliation of reported net income (loss) to adjusted net income, adjusted EBIT and adjusted EBITDA
Net income (loss)	$11,389	$(3,125)	$(200,423)	$17,913
(Income) loss from discontinued operations, net of tax	(616)	8,470	(7,648)	14,199
Restructuring charges and asset impairments	2,639	34,722	8,493	41,709
Goodwill impairment	-	-	196,600	-
Gain on sale of equity investment	-	-	(8,943)	-
Tax on surrender of company owned life insurance policies	-	-	12,229	-
Loss on debt extinguishment	-	497	27,777	497
Loss on dispositions and transaction costs	-	527	487	21,313
Adjusted net income	13,412	41,091	28,572	95,631
Interest, net	38,801	39,730	115,558	117,758
Provision (benefit) for income taxes, as adjusted	1,681	(12,250)	7,291	669
Adjusted EBIT	53,894	68,571	151,421	214,058
Depreciation and amortization	38,616	40,537	120,403	118,514
Adjusted EBITDA	$92,510	$109,108	$271,824	$332,572

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share
Diluted earnings (loss) per share	$0.07	$(0.02)	$(1.17)	$0.10
(Income) loss from discontinued operations, net of tax	-	0.05	(0.04)	0.08
Restructuring charges and asset impairments	0.02	0.20	0.05	0.23
Goodwill impairment	-	-	1.14	-
Gain on sale of equity investment	-	-	(0.05)	-
Tax on surrender of company owned life insurance policies	-	-	0.07	-
Loss on debt extinguishment	-	-	0.16	-
Loss on dispositions and transaction costs	-	-	-	0.12
Adjusted diluted earnings per share	$0.08	$0.24	$0.17	$0.53

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$103,815	$95,502	$190,624	$182,284
Net cash (provided by) used in operating activities - discontinued operations	-	(10,324)	38,423	(15,858)
Capital expenditures	(20,833)	(36,034)	(80,787)	(95,221)
Restructuring payments	4,504	5,840	15,869	18,845
Change in customer deposits at PB Bank	(2,867)	11,441	19,464	3,125
Transaction costs paid	-	2,917	2,117	9,025
Free cash flow	$84,619	$69,342	$185,710	$102,200

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175